UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)         January 7, 2005

A.D.A.M., Inc.

(Exact name of registrant as specified in its charter)

Georgia	000-26962	58-1878070
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 RiverEdge Parkway, Suite 100, Atlanta, Georgia		30328
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code                        (770) 980-0888

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 7, 2005, the Board of Directors of A.D.A.M., Inc. (the “Company”) voted to expand the size of its Board from five to six members, and elected Clay E. Scarborough as a new Director to fill the vacancy.  Since 2003, Mr. Scarborough has been the Chief Financial Officer of Abacus Solutions, LLC and its affiliate, Xtend Consulting, LLC, resellers of business enterprise-level computer equipment.  Mr. Scarborough previously served as the Chief Financial Officer of Channelogics, Inc., a provider of software to the broadband cable access market, from 1999 through 2003, when the company was acquired by Scientific Atlanta.  Also from 1999 to 2003, Mr. Scarborough provided Chief Financial Officer services to technology companies as a partner of Tatum CFO Partners and as an independent consultant.  Mr. Scarborough provided consulting services to the Company in 2002 and served as the Company’s Chief Financial Officer from 1992 to 1995.

Mr. Scarborough was also appointed to serve as Chairman of the Company’s Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.D.A.M., INC.

	By:	/s/ Kevin S. Noland
Kevin S. Noland
President and Chief Operating Officer (acting principal financial and accounting officer)

Dated: January 13, 2005